                                                                  EXHIBIT 10.1.3

                            SHAREHOLDERS AGREEMENT
                         COASTAL COMMUNICATIONS, INC.


          THIS SHAREHOLDERS AGREEMENT is made and entered into effective this 30th day of March, 2000, by and among Coastal Communications, Inc., a Delaware corporation (the "Company"), and the persons indicated on Exhibit A hereto
                  -------                                 ---------
(individually a "Shareholder" and collectively the "Shareholders").
                 -----------                        ------------

                                   RECITALS
                                   --------

          WHEREAS, the Shareholders are collectively the owners of all the issued and outstanding capital stock of the Company; and

          WHEREAS, the Company and the Shareholders wish to set forth the terms and conditions under which the Series A and Series B Shareholders may sell to the Company and the Company may purchase their Stock; and

          WHEREAS, the Company and the Shareholders wish to set forth the terms and conditions under which the Company may pay dividends to the Shareholders; and

          WHEREAS, the Company and the Shareholders realize that, in the event of the sale, transfer or encumbrance of a Shareholder's stock in the Company, should the stock of the Company owned by such Shareholder pass into the ownership or control of a person or entity other than the remaining Shareholders, it would tend to disrupt the harmonious and successful management and control of the Company; and

          WHEREAS, it is the earnest desire of the Company and the Shareholders to assure to the remaining Shareholders a succession to the ownership and control of the Company through the acquisition of the stock of a Shareholder prior to such Shareholder's sale or encumbrance of the stock held by such Shareholder.

          NOW, THEREFORE, in consideration of the premises, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, for its successors and permitted assigns, and the Shareholders, for themselves, their heirs, personal representatives and permitted assigns, hereby agree as follows.

                                   ARTICLE I
                                  Definitions

          Whenever used in this Agreement, the following defined terms shall have the meanings as set forth below in this Article:

1.01  "Affiliate" means any Person that, directly or indirectly, owns or
       ---------
Controls any other Person on an aggregate basis, including all beneficial ownership and ownership or Control as a trustee, guardian or other fiduciary, or that is controlled by or is under common control with such other Person.

1.02  "Agreement" means this Shareholders Agreement and all schedules and
       ---------
exhibits hereto, if any, as from time to time hereafter further amended.

1.03  "Capital Contribution" means, with respect to a Shareholder, (i) any cash
       --------------------
or cash equivalents contributed to the Company with respect to such Shareholder's Stock as provided herein, and (ii) the agreed fair market value, net of liabilities secured by that contributed property that the Company is considered to assume or to which such property is subject at the time of its contribution to the Company, of any other property contributed to the capital of the Company with respect to that Shareholder's Stock.

1.04  "Change of Control" means a sale of all or substantially all of the assets
      -------------------
and/or outstanding capital stock of MRTC and/or a merger in which MRTC is not the surviving entity.

1.05  "Common Stock" means the Common Stock of the Company, no par value, which
       ------------
has the respective rights, preferences and restrictions specified with respect to such Stock in this Agreement and the Certificate of Incorporation of the Company.

1.06  "Closing Date" means the effective date on which the Company becomes the
       ------------
owner of more than fifty percent (50%) of all classes of stock of Coastal Utilities, Inc., a Georgia corporation.

1.07  "Code" means the Internal Revenue Code of 1986, as amended and in effect
       ----
from time to time (and any corresponding provisions of succeeding law).

1.08  "Company" shall have the meaning set forth in the first paragraph of this
       -------
Agreement.

1.09  "Control" (including, with correlative meanings, the terms "controlled
       -------
by", "controlling" and "under common control with") means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

1.10  "Depository" shall have the meaning set forth in Section 4.07.
       ----------

1.11  "Determination Date" shall have the meaning set forth in Section 4.04.
       ------------------

1.12  "Entity" means any corporation, partnership, limited liability company,
       ------
trust or trustee on behalf of a trust, unincorporated organization, association or other entity, whether foreign or domestic.

1.13  "Fiscal Year" means the calendar year.
       -----------

1.14  "IPO" means an initial sale pursuant to an underwriting registration filed
       ---
under the Securities Act of 1933, as amended, of equity securities of an Entity.

1.15  "Lifetime Option Period" shall have the meaning set forth in Section 4.01.
       ----------------------

1.16  "Liquidation Event" shall have the meaning set forth in Section 5.02.
       -----------------

1.17  "MRC" means Madison River Capital, LLC, a Delaware limited liability
       ---
company, and any successor Entity thereof.

1.18  "MRTC" means Madison River Telephone Company, LLC, a Delaware limited
       ----
liability company, and any successor Entity thereof.

1.19  "Person" means an individual, a custodian for any individual under any
       ------
jurisdiction's Uniform Transfers to Minors Act or similar statute, a guardianship or guardian on behalf of a guardianship, an estate, or an Entity.

1.20  "Risk Changing Event" means any of the following events occurring after
       -------------------
November 23, 1999: (i) a change of control with respect to MRTC, the Company (but only if such change in control results in one or more parties that are not Affiliates of MRTC being in control of the Company), or Coastal Utilities, Inc., a Georgia corporation (other than the Company's acquisition of the stock thereof); (ii) any sale of all or substantially all (as described in the commentary to the Model Business Corporation Act) of the assets of MRTC and its subsidiary Affiliates on a consolidated basis in one transaction or series of related transactions (but excluding sales to Affiliates) for cash or marketable securities; (iii) a merger, consolidation, unit exchange or other transaction which accomplishes one or more of the foregoing; (iv) the issuance or the refinancing of any publicly traded debt by MRTC; (v) the closing of an additional acquisition of a business by MRTC, MRC or the Company for an aggregate consideration in excess of fifty million dollars ($50,000,000); (vi) an IPO of MRTC; (vii) an IPO of the Company; or (viii) the dissolution of the Company.

1.21  "Securities Act" means the Securities Act of 1933, as amended.
       --------------

1.22  "Series A Call Right" shall have the meaning set forth in Section 3.06.
       -------------------

1.23  "Series A Exercise Price" means the amount to be paid to the Series A
       -----------------------
Shareholders upon the exercise of the Series A Call Right or the Series A Put Right, which amount is more fully set forth on Exhibit B hereto.
                                               ---------

1.24  "Series A Put Right" shall have the meaning set forth in Section 3.07.
       ------------------

1.25  "Series A Shareholder" means any Shareholder owning Series A Stock.
       --------------------
"Series A Shareholders" means such Persons as a group.
----------------------

1.26  "Series A Stock" means the Series A Common Stock of the Company, no par
       --------------
value, which has the respective rights, preferences and restrictions specified with respect to such Stock in this Agreement and the Certificate of Incorporation of the Company.

1.27  "Series B Call Right" shall have the meaning set forth in Section 3.02.
       -------------------

1.28  "Series B Put Right" shall have the meaning set forth in Section 3.02.
       ------------------

1.29  "Series B Shareholder" means any Shareholder owning Series B Stock.
       --------------------
"Series B Shareholders" refers to such Persons as a group.
 ---------------------

1.30  "Series B Stock" means the Series B Common Stock of the Company, no par
       --------------
value, which has the respective rights, preferences and restrictions specified with respect to such Stock in this Agreement and the Certificate of Incorporation of the Company.

1.31  "Series C Capital Contribution" means the amount of any Capital
       -----------------------------
Contributions made to the Company by a Series C Shareholder.

1.32  "Series C Dividends" means, with respect to a Series C Shareholder, an
       ------------------
amount equal to 15% per annum (prorated for any partial year), compounded annually, of the Series C Shareholder's total Unreturned Series C Capital Contribution, outstanding from time to time during the period to which the Series C Dividend relates. Series C Dividends shall accrue from and after the Company's receipt of a Shareholder's Series C Capital Contribution.

1.33  "Series C Shareholder" means MRC.
       --------------------

1.34  "Series C Stock" means the Series C Common Stock of the Company, no par
       --------------
value, which has the respective rights, preferences and restrictions specified with respect to such Stock in this Agreement and the Certificate of Incorporation of the Company.

1.35  "Shareholder" shall have the meaning set forth in the first paragraph of
       -----------
this Agreement.

1.36  "Stock" shall have the meaning set forth in Section 2.01.
       -----

1.37  "Unpaid Series C Dividends" means, with respect to a Series C Shareholder,
       -------------------------
an amount equal to the excess, if any, of: (i) that Shareholder's aggregate accrued Series C Dividends, over (ii) the aggregate prior dividends paid to such Shareholder by the Company that constitute a payment of Series C Dividends pursuant to Section 5.01.

1.38  "Unreturned Series C Capital Contribution" means, with respect to a Series
       ----------------------------------------
C Shareholder on any day, an amount equal to the excess, if any, of: (i) the aggregate amount of Series C Capital Contributions made by or with respect to such Shareholder's Series C Stock; over (ii) the excess, of any, of (A) the aggregate amount of prior dividends and other distributions paid by the Company with respect to such Shareholder's Series C Stock over (B) the aggregate amount of Series C Dividends accrued with respect to such Shareholder's Series C Stock.

                                  ARTICLE II
                                   Ownership

      2.01  Ownership of Shares.  The authorized capital stock of the
            -------------------
Company consists of three thousand three hundred shares of no par value Common Stock (the "Common Stock"), three hundred (300) shares of which is designated as
            ------------
Series A Common Stock (the "Series A Stock"), three hundred (300) shares of
                            --------------
which is designated as Series B Common Stock (the "Series B Stock") and two
                                                   --------------
thousand seven hundred (2,700) shares of which is designated as Series C Common Stock (the "Series C Stock"), the issued and outstanding shares of which are
            --------------
owned as of the date hereof
by the Shareholders as shown and set forth in Exhibit A attached hereto. Exhibit
                                              ---------                  -------
A shall be deemed automatically amended by the Shareholders to reflect any
-
subsequent transfers of stock by or to them, or to add new shareholders, as permitted by this Agreement. The shares of the Company's stock now or hereafter owned by the Shareholders sometimes shall collectively be referred to herein as the "Stock."
     -----

          2.02  Compliance with Securities Laws; Endorsement of Stock
                -----------------------------------------------------
Certificates.  Shareholders may transfer Stock hereunder only upon compliance
------------
with the terms of this Agreement and only if (a) such stock is registered under the Securities Act of 1933, as amended (the "Securities Act"), and all
                                             --------------
applicable state securities acts, or (b) an exemption from registration is available and an opinion of counsel satisfactory to the Company to that effect is obtained and the provisions of Section 4.03 hereof are satisfied. Upon the execution of this Agreement, the stock certificates held by each of the Shareholders representing the shares of Stock owned by each of them, if not already so endorsed, shall be surrendered to the Company for endorsement substantially as follows.

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE CORPORATION) REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY BE MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND REGULATIONS.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF AN AGREEMENT AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE EXAMINED IN THE OFFICE OF THE CORPORATION."

          After endorsement, the certificates shall be returned to the Shareholders. Any and all stock certificates hereinafter governed by this Agreement shall bear the same endorsement and shall be subject to the terms and conditions of this Agreement.

                                  ARTICLE III
                                Put/Call Rights

          3.01  Transfer of Shares.  No Shareholder shall transfer, sell,
                ------------------
assign, encumber, pledge or in any way alienate any of the Stock, except as provided herein. Any transfer or encumbrance or attempted transfer or encumbrance in violation of the terms of this Agreement shall be void and of no force or effect whatsoever, and shall not transfer any interest in or title to the purported transferee. The Company shall not be required to transfer on its books any Stock transferred in violation hereof or to treat as owner of such Stock any transferee. Notwithstanding the foregoing, any Shareholder may transfer all or any part of his Stock in the Company to the trustee(s) of a revocable trust agreement established by such Shareholder so long as (a) such Shareholder retains the right to amend or revoke such revocable trust agreement at any time, and (b) the trustee of such revocable trust agreement agrees in writing to be bound by the terms of this Agreement. All other transfers of the Stock must be approved by majority consent of the Series C Shareholder, which approval shall not be unreasonably withheld.

          3.02  Series B Put/Call Rights Generally.  The Series B Stock shall
                ----------------------------------
carry certain rights whereby a holder of Series B Stock may require the Company to purchase the Series B Stock (each a "Series B Put Right") and shall be
                                        ------------------
subject to certain provisions whereby a holder of Series B Stock may be required to sell the Series B Stock (each a "Series B Call Right"), each as further
                                    -------------------
described in this Article III. A Series B Put Right shall be exercised by the Series B Shareholders giving written notice thereof to the Company, with a copy to the holders of Series C Stock, in accordance with the provisions of Section
6.02. A Series B Call Right shall be exercised by the Company's giving written notice thereof to the Series B Shareholders in accordance with the provisions of
Section 6.02. Upon valid exercise of a Series B Put Right or Series B Call Right under this Article III, the Company shall pay cash to the Series B Shareholders, in the amount of the put/call exercise price determined under this
Article III, by the date determined under Section 3.03; provided, however, the
                                                        --------  -------
Shareholders shall give any required notices to, make any filings with, and use their best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with all puts and calls exercised pursuant to this Agreement.

          3.03  Series B Put/Call Payment Date.
                ------------------------------

                (a)  If a Series B Put Right or a Series B Call Right under this
Article III is validly exercised within one (1) year after the Closing Date, the Company shall pay cash to the Series B Shareholders, in an amount equal to the put/call exercise price determined under Sections 3.04 or 3.05. In the case of the exercise of a Put Right, the price shall be paid on the first business day (i.e., a day on which federally chartered banks in the States of North Carolina and Georgia are open) after the second anniversary of the Closing Date. In the case of the exercise of a Call Right, the price shall be paid within ten (10) days of the exercise of the Call Right.

                (b)  If a Series B Put Right or a Series B Call Right under this
Article III is validly exercised after the first anniversary of the Closing Date but within two (2) years after the Closing Date, the Company shall pay cash to the Series B Shareholders, in an amount equal to the put/call exercise price determined under Sections 3.04 or 3.05. In the case of the exercise of a Put Right, the price shall be paid by the later of (i) the first business day (i.e., a day on which federally chartered banks in the States of North Carolina and Georgia are open) after the second anniversary of the Closing Date, or (ii) three (3) months following the exercise date. In the case of the exercise of a Call Right, the price shall be paid within ten (10) days of the exercise of the Call Right.

                (c)  If a Series B Put Right or a Series B Call Right under this
Article III is validly exercised after the second anniversary of the Closing Date, the Company shall pay cash to the Series B Shareholders, in an amount equal to the put/call exercise price determined under Sections 3.04 or 3.05. In the case of the exercise of a Put Right, the price shall be paid by the later of
(i) December 31st following the exercise date or (ii) three (3) months following the exercise date. In the case of the exercise of a Call Right, the price shall be paid within ten (10) days of the exercise of the Call Right.

          3.04  Series B Put Rights.
                -------------------

                (a) Prior to the second anniversary of the Closing Date, the Series B Put Rights shall be exercisable by the Series B Shareholders only during (i) the nine (9)-month period beginning on the day after the occurrence of a "Risk Changing Event", or (ii) if such "Risk Changing Event" shall have
      -------------------
occurred after November 23, 1999, but before the Closing Date, then during the nine (9)-month period beginning after the Closing Date. The put exercise price for all of the Series B Stock, if the Series B Put Right is exercised during this time period, shall be $35,000,000.

                (b) Beginning on the day after the fourth anniversary of the Closing Date, the Series B Put Right shall be exercisable by the Series B Stockholders at any time. The put exercise price for all of the Series B Stock, if the Series B Put Right is exercised during this time period, shall be $60,000,000.

                (c) The Series B Put Right may be exercised during a valid exercise period under Sections 3.04(a) or (b) above only by the majority consent of the Series B Shareholders, and the exercise of the Series B Put Right under this Section 3.04(c) shall be binding on all Persons holding Series B Stock.

          3.05  Series B Call Right.
                -------------------

                (a) On or prior to the first anniversary of the Closing Date, the Series B Call Right shall be exercisable upon the majority consent of the Series C Shareholder only upon an IPO of securities of MRTC, a successor Entity thereto, or an Affiliate of MRTC holding a direct or indirect interest in the Company. If the Series B Call Right is exercised during this time period, the call exercise price shall be $35,000,000.

                (b) For the period beginning on the day after the first anniversary of the Closing Date and ending on the date that is four (4) years after the Closing Date, the Series B Call Right shall be exercisable by majority consent of the Series C Shareholder at any time. If the Series B Call Right is exercised during this time period, but on or prior to the second anniversary of the Closing Date, the call exercise price shall be $45,000,000; if the Series B Call Right is exercised after the second anniversary, but on or prior to the third anniversary of the Closing Date, the call exercise price shall be $50,000,000; and if the Series B Call Right is exercised after the third anniversary, but on or prior to the fourth anniversary of the Closing Date, the call exercise price shall be $55,000,000.

                (c) For the period beginning on the day after the fourth anniversary of the Closing Date and ending on the date that is five (5) years after the Closing Date, the Series B Call Right shall be exercisable by majority consent of the Series C Shareholder only upon an IPO of securities of MRTC, a successor Entity thereto, or an Affiliate of MRTC holding a direct or indirect interest in the Company. If the Series B Call Right is exercised during this time period, the call exercise price shall be $60,000,000.

                (d) Beginning on the day after the fifth anniversary of the Closing Date, the Series B Call Right shall be exercisable by majority consent of the Series C Shareholder at any time. If the Series B Call Right is exercised during this time period, the call exercise price shall be $60,000,000.

          3.06  Series A Call Right.  Subject to the payment conditions of
                -------------------
Section 3.08, the Company may at any time require all holders of Series A Stock to sell their Series A Stock to the Company in redemption of the entire Series A Stock (a "Series A Call Right") by the Company's making payment to the Series A
          -------------------
Shareholders of the Series A Exercise Price. A Series A Call Right shall be exercised by the Company's giving written notice thereof to the Series A Shareholders in accordance with the provisions of Section 6.02.

          3.07  Series A Put Right.
                ------------------

                (a) At any time after the fifth anniversary of the Closing Date, the Series A Shareholders may require the Company to purchase all of the Series A Stock (a "Series A Put Right"), as further described in this Article
                   ------------------
III. A Series A Put Right shall be exercised by the Series A Shareholders giving written notice thereof to the Company, with a copy to the Series C Shareholder, in accordance with the provisions of Section 6.02. Upon the exercise of the Series A Put Right, the Company shall redeem all of the Series A Stock by making payment to the Series A Shareholders of the Series A Exercise Price.

                (b) The Series A Put Right may be exercised during a valid exercise period under this Section 3.07 only by the majority consent of the Series A Shareholders, and the exercise of the Series A Put Right under this
Section 3.07(b) shall be binding on all Persons holding Series A Stock.

          3.08  Series A Put/Call Payment Date.
                ------------------------------

                (a) If a Series A Call Right under Section 3.06 is validly exercised within one (1) year after the Closing Date, the Company shall pay cash to the Series A Shareholders, in an amount equal to the Series A Exercise Price determined under Section 3.06, by the later of (i) December 31st following the exercise date or (ii) three (3) months following the exercise date.

                (b) If a Series A Call Right under Section 3.06 is validly exercised after the first anniversary of the Closing Date but within two (2) years after the Closing Date, the Company shall pay cash to the Series A Shareholders, in an amount equal to the Series A Exercise Price determined under
Section 3.06, by the later of (i) the first business day (i.e., a day on which federally chartered banks in the States of North Carolina and Georgia are open) after the second anniversary of the Closing Date or (ii) three (3) months following the exercise date.

                (c) If a Series A Call Right under Section 3.06 is validly exercised after the second anniversary of the Closing Date or if a Series A Put Right under Section 3.07 is validly exercised after the fifth anniversary of the Closing Date, the Company shall pay cash to the Series A Shareholders, in an amount equal to the Series A Exercise Price determined under Section 3.06 or
Section 3.07, by the later of (i) December 31st following the exercise date or
(ii) three (3) months following the exercise date.

          3.09  Exercise of Put Upon Dissolution.  The Series C Shareholder may
                --------------------------------
voluntarily dissolve the Company by majority consent of the Series C Shareholder (which, as provided in

Section 1.19, shall be a Risk Changing Event), provided that prior to any such voluntary dissolution, written notice thereof must be given to the Series A and Series B Shareholders in accordance with the provisions of Section 6.02, and such Series A and Series B Shareholders must be granted thirty (30) days from the date of receipt of the written notice to exercise any put rights available to them under this Agreement.

                                  ARTICLE IV
                                Other Transfers

          4.01  Manner of Transfer.  Except for permitted transfers under
                ------------------
Section 3.01 of this Agreement, in the event that any Shareholder, or the estate of a deceased Shareholder, desires to sell, exchange or otherwise convey for consideration, or give, assign, pledge or otherwise transfer all or any part of such Shareholder's Stock, including a voluntary or involuntary transfer in connection with equitable distribution or similar proceedings, such Shareholder shall first offer in writing for the period ending thirty (30) days after the date of notice (the "Lifetime Option Period") all of such Shareholder's Stock to
                     ----------------------
the Company; provided that, notwithstanding any prior acceptance of the offer by
             --------
the Company, it may reject the offer within five (5) days of the determination of the purchase price pursuant to Section 4.04 hereof. The method for allocating the shares to be purchased by the Company shall be as described in Section 4.02.

          If the Company does not accept such offer to purchase all such Stock so offered, the remaining Shareholders shall have a thirty (30)-day right, beginning on the later of the day after the expiration of the Lifetime Option Period or the Company's express rejection of the offer following determination of the purchase price, to purchase all such Stock. This offer shall be at a price and on terms determined in accordance with the provisions of Sections 4.04 and 4.05 hereof; provided that, notwithstanding any prior acceptance of the
                 --------
offer by the remaining Shareholders, they may reject the offer within five (5) days of the determination of the purchase price pursuant to Section 4.04 hereof.

          If all such Stock is not accepted for purchase by the remaining Shareholders or by the Company within said option periods, the Shareholder desiring to sell or otherwise dispose of his Stock may sell or otherwise dispose of such Shareholder's Stock to any other person or persons, but shall not sell it for a lower price than that initially determined under Section 4.04 hereof without first giving the remaining Shareholders the primary right, and the Company a secondary right if the remaining Shareholders do not exercise their primary right, for a period of thirty (30) days from notice of such right, to purchase such Stock at the price and on the terms offered to such other persons. Notwithstanding the forgoing, any transfer of Stock of the Company shall be subject to the approval of the Series C Shareholder, which approval shall not be unreasonably withheld.

          Any transfer in accordance with this Section 4.01 shall also be subject to the conditions set forth in Section 4.03, below.

          4.02. Allocation of Shares among Purchasing Shareholders.  In the
                --------------------------------------------------
event any Stock is to be purchased by a group of Shareholders hereunder, such Stock shall be purchasable by each Shareholder in the proportion that the shares of Stock then owned by each such purchasing Shareholder bears to the shares of Stock owned by all the remaining Shareholders (excluding the selling Shareholder), unless otherwise mutually agreed among all remaining Shareholders. If one or more of such Shareholders signify their intention to accept such offer, and other Shareholders fail to accept such offer, then each of the accepting Shareholders shall have the right to purchase all such Stock from the offeror, for a period of thirty (30) days after the date the applicable option period otherwise would have expired (and such option period shall automatically be extended by such thirty (30)-day period), in the proportion that the shares of Stock then owned by such purchasing Shareholder bears to the shares of Stock owned by all the purchasing Shareholders, unless otherwise mutually agreed among all such purchasing Shareholders.

          4.03  Transferee Restrictions.  Any transferee of Stock under this
                -----------------------
Agreement must become a "Shareholder" party to this Agreement by executing any instruments or documents that may be deemed necessary or advisable by counsel to the Company to make such transferee a party to this Agreement, or such transfer shall be deemed null and void.

          4.04  Purchase Price for Stock.  The purchase price to be paid for
                ------------------------
Stock purchased according to this Agreement shall be the amount offered in writing to be paid for such Stock by the unaffiliated purchaser.

          The determination date for the purpose of establishing the purchase price hereunder shall be the date on which the transferring Shareholder offers to transfer his stock to the remaining Shareholders, or the Company as the case may be, according to Section 4.01 hereof (the "Determination Date").
                                               ------------------

          4.05  Terms of Payment.  In the event Stock shall be purchasable from
                ----------------
a Shareholder under Section 4.01 on account of the proposed sale of his Stock during his lifetime or existence, the terms of sale of the Stock shall be the terms offered in writing by the unaffiliated purchaser.

          4.06  Title to Stock Under Installment Payment.  Title to any Stock
                ----------------------------------------
subject to an installment payment shall be transferred to the purchaser(s). However, until full payment of the purchase price of such Stock is made by the purchaser(s), each purchaser shall at the closing of such purchase endorse the share certificates for the Stock purchased by such purchaser in blank and deposit such share certificates with the Depository, as hereinafter defined, upon terms and conditions mutually acceptable to the seller, the purchaser and the Depository as security for the obligations of the purchaser. Nevertheless, so long as a purchaser is not in default hereunder or under the obligations relating to payment for the Stock, such Stock shall be voted by such purchaser, and all regular dividends declared and paid on such Stock or distributions made to the purchaser, shall be applied, first, on account of any interest that may be due from such purchaser and, second, on account of installments of the purchase price in the inverse order of maturity. However, upon default of an individual purchaser, and so long as a default of such individual purchaser remains uncured, the transferring Shareholder or the personal representative of the estate of a deceased Shareholder shall be permitted to vote such Stock, and each purchaser shall execute at the time of transfer irrevocable proxies in favor of the transferring Shareholder or the personal representative of the estate of a deceased Shareholder to this effect. In the event of any default by an individual purchaser, the seller of such Stock may direct the Depository, as hereinafter defined, to sell all such individual purchaser's Stock at public or private sale on notice to such purchaser. At such sale, the seller of such Stock may become the purchaser of such Stock and apply on account of the bid price any unpaid portion of the purchase price and interest due thereon. From the net proceeds of such sale, after the payment of all expenses of the Depository and all expenses of the sale, there shall be paid to the seller the unpaid portion of the purchase price and all interest due thereon, and any excess shall be paid to the purchaser. If there is any deficiency, the purchaser shall remain liable to the seller. The foregoing remedy shall not be exclusive, and the seller of such Stock may resort to any other legal as well as equitable remedy available under the law.

          4.07  Closing of Purchase.  Within thirty (30) days following the
                -------------------
offer and acceptance of an offer to sell Stock in accordance with the provisions of Article IV of this Agreement, or within thirty (30) days following the exercise of any option or options to purchase the Stock of a Shareholder, as the case may be, the purchaser(s) of such Stock shall tender the purchase price for such Stock, to counsel designated by the Company (hereinabove and hereinafter referred to as the "Depository"), and the transferring Shareholder or the
                    ----------
personal representative of a deceased Shareholder's estate, as the case may be, shall deliver to the Depository:

                (a) The certificate or certificates evidencing the Stock held or owned by the transferor Shareholder either duly endorsed in blank or with appropriate blank stock powers properly executed; and

                (b) Any and all other documents that reasonably may be required by the Company and remaining Shareholders in connection with the transfer of the shares of the transferor.

          Upon receipt of such certificates and other documents, the Depository shall deliver the purchase price for such Stock to the transferor of such Stock and shall deliver the stock certificates to the purchaser(s), and shall thereupon be relieved of any and all further duties hereunder.

          4.08  Indemnity of Transferring Shareholder.  The remaining
                -------------------------------------
Shareholders and the Company shall jointly and severally defend, indemnify and hold harmless each Shareholder transferring shares hereunder to the remaining Shareholders or to the Company from and against all claims, demands, suits, obligations, liabilities, damages, losses and judgments, including out-of-pocket costs and expenses and reasonable attorneys' fees incident thereto for which the transferring Shareholder personally was a guarantor, pledgor, endorser or co-signer and that were in any way connected with the debts and obligations of the Company incurred in the ordinary course of business by the Company or upon authorization of the Board of Directors of the Company.

                                   ARTICLE V
                           Dividends and Liquidation

          5.01  Dividends.  Dividends by the Company to and among the
                ---------
Shareholders, other than dividends in connection with the liquidation and winding up of the Company, shall be in accordance with the provisions of this
Section 5.01. Subject to any restrictions or limitations mandatorily imposed on the Company by the Delaware General Corporation Law and any restrictions contained in any financing agreements to which the Company or any of its Affiliates is a party, the Board of Directors may, in its sole and absolute discretion, cause the Company to pay dividends to the Shareholders at any time and from time to time. Any such dividends shall first be applied to the payment to the Series C Shareholder(s) of an amount equal to the Unpaid Series C Dividends, if any, as determined immediately prior to such dividends (which, if there is more than one Shareholder having Unpaid Series C Dividends at such time, shall be distributed among all such Shareholders in proportion to their respective amounts, if any, of Unpaid Series C Dividends). Any balance after payment of the Unpaid Series C Dividends shall be paid ten percent (10%) to the Series B Shareholders, to be paid among such Shareholders in proportion to their respective percentages of ownership of Series B Stock, and ninety percent (90%) to the Series C Shareholder.

          5.02  Events Causing Liquidation.  The Company shall be liquidated
                ---------------------------
upon the first to occur of the following events (a "Liquidation Event"):
                                                    -----------------

                (a) The sale or disposition of all or substantially all of the assets (other than cash or cash equivalents) of the Company in a single transaction or a series of related transactions, and the determination to distribute all proceeds of any such transaction(s) in accordance with the terms of this Agreement;

                (b)  The majority consent of the Series C Shareholder; provided,
                                                                       --------
that prior to any such liquidation, written notice thereof must be given to the Series A and Series B Shareholders in accordance with the provisions of Section 6.02, and such Series A and Series B Shareholders must be granted thirty (30) days from the date of receipt of the written notice to exercise any put rights available to them under this Agreement; or

                (c) The entry of a decree of judicial dissolution of the Company by a court of competent jurisdiction.

          5.03  Liquidation.  Upon the occurrence of a Liquidation Event, the
                -----------
Board of Directors shall act as liquidator or may appoint another Person to act as liquidator in the Board of Directors' sole discretion, which liquidator shall be subject to the Board of Directors' direction and control. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and under Delaware law. The costs of liquidation shall be borne as a Company expense. Until such distribution, the liquidator shall continue to operate the Company, subject to the direction and control of the Board of Directors. The liquidator shall undertake the following:

                (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made, by the Company's independent accountants, of the Company's assets, liabilities and operations through the last day of the calendar month in which the liquidation occurs or the final liquidation is completed, as applicable;

                (b) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                (c) upon the payment of the debts, liabilities and obligations of the Company, the liquidator shall distribute any balance to and among the Shareholders as follows: so long as each Series of Stock shall be outstanding,
(1) 10% to the Series A Shareholders; (2) 20% to the Series B Shareholders; and
(3) 70% to the Series C Shareholder; provided, however, if any Series of Stock
                                     --------  -------
is not outstanding, then such balance shall be proportionately recalculated and distributed among the remaining Series of Stock. By way of example and not limitation, if at the time of liquidation, the Series B Put Right has been exercised, then the Series A Shareholders would be entitled to one-eighth of the balance that would have been paid to the Series B Shareholder, with the Series A Shareholders receiving 12.5% and the Series C Shareholder receiving 87.5%.

          5.04  Reasonable Time for Winding Up.  A reasonable time shall be
                ------------------------------
allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 5.03 in order to minimize any losses otherwise attendant upon such winding up.

                                  ARTICLE VI
                                 Miscellaneous

          6.01  Term.  This Agreement shall continue as long as at least two (2)
                ----
of the Shareholders are living, organized and/or existing and own shares of Stock.

          This Agreement shall terminate upon the occurrence of:

               (a)  The bankruptcy, receivership or dissolution of the Company;

               (b) The sale of all the Stock covered by this Agreement to the Company;

               (c) Upon the written agreement of the Company and the Shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of each Series of Stock to that effect; or

               (d) The effective date of a Company firm commitment IPO (which, as provided in Section 1.20, shall be a Risk Changing Event); provided that prior to any such IPO, written notice
                            --------
                    thereof must be given to all Shareholders in accordance with the provisions of Section 6.02, and the Shareholders shall have thirty (30) days from the date of receipt of the written notice to exercise any put or call rights available to them under this Agreement.

          If and when all the Stock of a Shareholder shall have been transferred in accordance with the terms and conditions of this Agreement, he or it shall cease to be a party to this Agreement.

          6.02  Notices.  Any notice, offer, payment, demand, or other
                -------
communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (i) if delivered personally to the party or to an officer of the party to whom the same is directed or (ii) whether or not the same is actually received, if sent by confirmed telecopy or telex or by registered or certified mail, return receipt requested, postage and charges prepaid, or sent by Federal Express or similar overnight national courier, addressed as follows:

          If to the Company or MRC, at:

               103 South Fifth Street
               Mebane, North Carolina 27302
               Telecopy No.:  (919) 563-4993

          With a copy to:

               Madison River Capital, LLC
               103 South Fifth Street
               Mebane, North Carolina 27302
               Attention: Vice President and General Counsel
               Telecopy No.: (919) 563-4993

          If to any other Shareholder, as follows:

Daniel M. Bryant                                  G. Allan Bryant
P.O. Box 280                                      P.O. Box 899
Hinesville, Georgia 31310                         Allenhurst, Georgia 31301
Telecopy No.:______________                       Telecopy No.:_______________

The Michael E. Bryant Life Trust
c/o Thomas J. Ratcliffe, Jr.
P.O. Box 969
Hinesville, Georgia 31313
Telecopy No.:______________

     Notices shall be deemed to have been given as of the date delivered or sent, if delivered personally or sent by telecopy or telex, or the first business day following deposit with Federal Express or similar overnight courier, or seven (7) days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of mail, addressed and sent as set forth above. Each party may change the address set forth above for notices upon written notice to all other parties hereto.

     6.03 Waiver of Breach.  The waiver by any party hereto of a breach of any
          ----------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     6.04 Delegation; Assignment.  Except as set forth in this Section, no party
          ----------------------
to this Agreement shall delegate or assign any duties or rights under this Agreement without the prior written consent of all parties to this Agreement. Any such delegation or assignment without the prior written consent of all parties to this Agreement shall be void. No such consent of the parties to this Agreement shall release the party delegating or assigning duties or rights from his duties hereunder and such party shall continue to be jointly and severally liable with the person to whom he has delegated duties for all defaults and breaches of this Agreement by either of them. Notwithstanding the foregoing, if a right arises in the Company to purchase any Stock, the Company may assign such right to another person or entity, who need not be a Shareholder, and such assignee may exercise the right of the Company hereunder with respect to such purchase option as fully as the Company, subject to compliance with Section 4.03.

     6.05 Binding Effect.  This Agreement shall inure to the benefit of, and be
          --------------
binding upon, the parties hereto, their heirs, personal representatives, successors and permitted assigns, and said parties agree to execute any instrument in writing that may be necessary or proper in the carrying out of the purposes and intent of this Agreement.

     6.06 State Law.  This Agreement shall be subject to and shall be construed
          ---------
under the Delaware General Corporation Law and other laws of the State of Delaware, without regard to conflicts of law provisions.

     6.07 Disputes; Deadlock; Arbitration.  If a dispute should arise under this
          -------------------------------
Agreement between two (2) or more parties, or if a Shareholder reasonably determines that the Company is unable to act on any material matter due to an irreconcilable conflict among the Shareholders having equal voting power, then any such party may make a demand for binding arbitration before the American Arbitration Association in accordance with its then applicable rules by filing a demand, in writing, with the other party or parties. Any such arbitration shall take place in Atlanta, Georgia, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within such county as is selected by the arbitrator(s). A judgment confirming the award of the arbitrator(s) may be rendered by any court having jurisdiction. Except as otherwise specifically allocated under this Agreement, the costs of such arbitration shall be borne by the party whose last position prior to the commencement of the arbitration is farthest away from the decision of the arbitrator(s), or in such proportions as the arbitrator(s) shall determine.

     6.08 Specific Performance.  The parties acknowledge that the actual damage
          --------------------
that would be sustained upon breach of the stock transfer restrictions of this Agreement by any of the parties hereto cannot be expressed in monetary terms and, therefore, any party aggrieved by the breach or threatened breach of any such provision shall be entitled to seek from any court of competent jurisdiction an order for specific performance of all the terms and conditions of this Agreement.

     6.09 Effect of Noncompliance.  In the event of any purported or attempted
          -----------------------
transfer of Stock that does not comply with the provisions of this Agreement, the attempted transfer shall be null and void and the purported transferee shall not be deemed to be a shareholder of the Company and shall not be entitled to receive a new stock certificate or any dividends or other distributions on or with respect to the Stock. However, any such purported or attempted transfer of Stock shall, in addition, be deemed to be an irrevocable offer to sell such Stock to the Company and/or remaining Shareholders, which the Company and/or remaining Shareholders may accept pursuant to and in accordance with the terms of Section 4.01 hereof, except that such Shareholder attempting any such transfer shall not be permitted to sell, assign, pledge, dispose or transfer such Stock to any other person in the event the Company and/or remaining Shareholders do not accept such offer except in accordance with Section 4.01 hereof.

     6.10 Entire Agreement.  This Agreement contains the entire understanding
          ----------------
among the parties with respect to the subject matter hereof and supersedes any prior agreement between the parties hereto concerning the sale or exchange of Stock of the Company and any prior agreement shall be rendered null and void upon the execution of this Agreement.

     6.11 Additional Securities.   Except as otherwise provided herein, this
          ---------------------
Agreement shall apply with equal force to all shares of capital stock of the Company that may be subsequently issued to the Shareholders, and furthermore, shall continue to apply to shares now issued, notwithstanding any transfer of shares as contemplated herein.

     6.12 Severability.  The invalidity or unenforceability of any particular
          ------------
provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     6.13 Purchase by the Company.  Notwithstanding any provision set forth in
          -----------------------
this Agreement to the contrary, in the event the Company purchases any stock hereunder, all certificates evidencing the Stock so purchased shall be canceled of record.

     6.14 Construction.  In the construction of this Agreement, the masculine
          ------------
gender shall include the feminine or the neuter in all cases where such meanings would be appropriate. Any reference contained in this Agreement to specific statutory or regulatory provisions or to specific governmental agencies or entities shall include any successor statute or regulation, or agency or entity, as the case may be. Unless otherwise specified, the references to "Section" and "Article" in this Agreement are to the Sections and Articles of this Agreement. When used in this Agreement, words such as "herein", "hereinafter", "hereof", "hereto", and "hereunder" shall refer to this Agreement as a whole, unless the context clearly requires otherwise. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation.

     6.15 Amendment.  This Agreement shall not be modified or amended, nor shall
          ---------
the operation of any provision hereof be waived, except (a) by a writing signed by the party against whom enforcement is sought, or (b) by a writing signed by the Shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of each Series of Stock, which modification or amendment shall be binding upon and is hereby consented to by all Shareholders; provided, however, that no amendment
                                            --------  -------
shall affect the Put/Call Rights contained in Article III of this Agreement without the written consent of the Shareholders.

     6.16 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original hereof but all of which together constitute one and the same instrument.

     6.17 Debt to Equity Ratio and Prohibition on Transfer of Stock of Coastal
          --------------------------------------------------------------------
Utilities, Inc.  The Company shall not increase the debt/equity ratio of Coastal
---------------
Utilities, Inc. ("CUI") above such ratio as existed on the Closing Date without
                  ---
the majority consent of each Series of Stock. For purposes of calculating debt/equity ratio as of the Closing Date, debt shall include all of CUI?s committed long- and short-term debt, whether or not advanced as of the Closing Date. Except for existing pledges of the CUI stock to the Rural Telephone Finance Cooperative (and pledges contemplated in connection with the closing of the Company's purchase of all of the outstanding stock of CUI), for a period of two (2) years from the Closing Date, the Company shall not create or permit any lien, encumbrance, charge or security interest of any kind to exist on any of the issued and outstanding stock of CUI.

                     [The next page is the signature page]

     IN WITNESS WHEREOF, the Company and the Shareholders have executed this Shareholders Agreement effective as of the day and year first above written.

                             COMPANY:
                             -------


                             COASTAL COMMUNICATIONS, INC.


                             By: /s/ PAUL H. SUNU
                                 --------------------------------
                             Name:   Paul H. Sunu
                                   ------------------------------
                             Title:  Chairman/CEO
                                    -----------------------------


                             SHAREHOLDERS:
                             ------------


                             MADISON RIVER CAPITAL, LLC


                             By: /s/ J. STEPHEN VANDERWOUDE
                                 --------------------------------
                             Name:   J. Stephen Vanderwoude
                                   ------------------------------
                             Title:  Manager
                                    -----------------------------


                              DANIEL M. BRYANT             (SEAL)
                             ------------------------------
                             Daniel M. Bryant


                              G. ALLAN BRYANT              (SEAL)
                             ------------------------------
                             G. Allan Bryant


                             MICHAEL E. BRYANT LIFE TRUST


                         By:  G. ALLAN BRYANT
                             --------------------------------------
                             Co-Trustee for Michael E. Bryant


                         By:  DANIEL M. BRYANT
                             --------------------------------------
                             Co-Trustee for Michael E. Bryant


                         By:  THOMAS J. RATCLIFFE, JR
                             --------------------------------------
                             Co-Trustee for Michael E. Bryant

                                   Exhibit A
                                   ---------

                            SHAREHOLDERS AGREEMENT

                     ISSUED AND OUTSTANDING CAPITAL STOCK

                                     AS OF

                                March 30, 2000


----------------------------------------------------------------------------------------------------------------------
    Name of Shareholder                   Address                       Number of Shares           Series of Stock
    -------------------                   -------                       ----------------           ---------------
----------------------------------------------------------------------------------------------------------------------
Daniel M. Bryant                       P.O. Box 280                          100 Shares                  Series A
                                                                      ------------------------------------------------
                                       Hinesville, Georgia 31310             100 Shares                  Series B
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
G. Allan Bryant                        P.O. Box 899                          100 Shares                  Series A
                                                                      ------------------------------------------------
                                       Allenhurst, Georgia 31301             100 Shares                  Series B
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
The Michael E. Bryant                  c/o Thomas J. Ratcliffe, Jr.          100 Shares                  Series A
Life Trust                             P.O. Box 969
                                                                      ------------------------------------------------
                                       Hinesville, Georgia  31313            100 Shares                  Series B
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Madison River Capital,                 103 South Fifth Street               2,700 Shares                 Series C
LLC                                    Mebane, NC  27302
----------------------------------------------------------------------------------------------------------------------

                                   Exhibit B
                                   ---------

                            SHAREHOLDERS AGREEMENT

                            SERIES A EXERCISE PRICE


     In the event the Company exercises the Series A Call Right pursuant to
Section 3.06 of the Agreement, the Company shall pay the Series A Shareholders as follows: (i) on or before the first anniversary of the execution of the Agreement, $11,000,000; (ii) after the first anniversary, and on or before the second anniversary of the execution of the Agreement, $12,100,000; (iii) after the second anniversary, and on or before the third anniversary of the execution of the Agreement, $13,300,000; (iv) after the third anniversary, and on or before the fourth anniversary of the execution of the Agreement, $14,600,000;
(v) after the fourth anniversary, and on or before the fifth anniversary of the execution of the Agreement, $16,100,000; and (vi) anytime after the fifth anniversary of the execution of the Agreement, $17,700,000.

     In the event the Series A Shareholders exercise the Series A Put Right pursuant to Section 3.07 of the Agreement, the Company shall pay the Series A Shareholders $17,700,000.